UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Vignette Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 05/23/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and Form 10K Wrap

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 05/05/08.

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Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VIGNETTE CORPORATION
Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

P62591-01S 3 5

Meeting Location

The Annual Meeting for shareholders as of 03/25/08 is to be held on 05/23/08 at 9:00 A.M. local time at:

Inter-Continental Stephen F. Austin Hotel

701 Congress Avenue

Austin, TX 78701

Meeting Directions:

From Austin Bergstrom International Airport:

•       Turn LEFT out of the airport onto Highway 71 West

•       Stay on Hwy 71 for approximately 1 mile. Turn RIGHT onto Riverside Dr.

•       Take Riverside Dr for approximately 2  1/2 miles, past I-35 to Congress Ave.

•       Turn RIGHT onto Congress Avenue.

•       As you come into downtown, the streets are numbered. The hotel is on the far right corner of 7th Street & Congress Ave.

•       Turn RIGHT onto 7th Street, the entrance of the hotel faces 7th Street.

From San Antonio:

•       Take I-35N

•       Take exit 234C toward 6th-12th Streets

•       Turn LEFT onto E 8th Street

•       Turn LEFT onto Congress Avenue

•       As you come into downtown, the streets are numbered. The hotel is on the far right corner of 7th Street & Congress Ave.

•       Turn LEFT onto 7th Street, the entrance of the hotel faces 7th Street.

From Dallas:

•       Take I-35S

•       Take exit 234B toward 8th-3rd Streets

•       Turn RIGHT onto E 6th Street

•       Turn RIGHT onto Congress Avenue

•       As you come into downtown, the streets are numbered. The hotel is on the far right corner of 7th Street & Congress Ave.

•       Turn RIGHT onto 7th Street, the entrance of the hotel faces 7th Street.

From Houston:

•       Take I-10W

•       Merge onto TX-71W via EXIT 695 toward La Grange/Austin and go approximately 83 miles

•       Take SLIGHT RIGHT onto E Riverside Dr.

•       Turn RIGHT onto Congress Avenue

•       As you come into downtown, the streets are numbered. The hotel is on the far right corner of 7th Street & Congress Ave.

•       Turn RIGHT onto 7th Street, the entrance of the hotel faces 7th Street.

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Voting items	_____ _____ _____ _____ _____ _____ _____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

1.      To elect two directors of the Board of Directors to serve until the 2011 Annual Meeting of Shareholders or until their successor(s) has been duly elected and qualified:

Nominees:

01)   Henry DeNero

02)   Jeffrey S. Hawn

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008.

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BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	23,456,789,012.00000 926734C99 P62591-01S 3 6